Exhibit 15

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-23919, 333-68533, 333-133600 and 333-139925) and the Registration Statement on Form F-3 (No. 333-65745) of our report, dated October 5, 2007, with respect to the consolidated financial statements and schedule of ILOG S.A. included in its Annual Report on Form 20-F for the year ended June 30, 2007 filed with the Securities and Exchange Commission.

October 9, 2007

Paris-La Défense, France

Ernst & Young Audit

Represented by Denis Thibon